State of Delaware

Secretary of State

Division of Corporations

Delivered 02:00 PM 10/06/2026

FILED 02:00 PM 10/06/2026

SR 20264613703 - File Number 10795105

STATE OF DELAWARE

CERTIFICATE OF REGISTERED SERIES

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

First: The name of the limited liability company is Ark7 AIDC I, LLC.

Second: The name of the registered series is ARK7 AIDC I, LLC - SERIES #VNATI.

By: /s/ Ling Yang

Authorized Person

Name: LING YANG

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